UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 19, 2021

V. F. Corporation

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-05256	23-1180120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 Wewatta Street
Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

(720) 778-4000
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value, stated capital $.25 per share	VFC	New York Stock Exchange
0.625% Senior Notes due 2023	VFC23	New York Stock Exchange
0.250% Senior Notes due 2028	VFC28	New York Stock Exchange
0.625% Senior Notes due 2032	VFC32	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2021, the Board of Directors of V.F. Corporation (the “Company”) appointed Matt Puckett as Executive Vice President and Chief Financial Officer of the Company, effective at the end of May 2021 (the “Effective Date”). Mr. Puckett will succeed Scott A. Roe, who will retire as Executive Vice President and Chief Financial Officer of the Company, effective as of the Effective Date.

Mr. Puckett, 47, has been with the Company for 20 years. He joined the Company in 2001 as a Senior Accountant in the finance organization. Throughout the following decade, he held a series of finance roles with increasing responsibility. Immediately following the Company’s 2011 acquisition of the Timberland® brand, he was appointed Chief Financial Officer of Timberland®. In 2015, he was named Chief Financial Officer of VF International, a role that took him to the Company’s European headquarters in Stabio, Switzerland. Mr. Puckett returned to the U.S. in 2019 and has most recently served as the Company’s Vice President, Global Financial Planning & Analysis.

In connection with Mr. Puckett’s appointment, he will receive the following compensation package: (i) an annualized base salary of $600,000, effective as of the Effective Date, (ii) an annual incentive target equal to 100% of base salary, effective as of the Effective Date, and (iii) a long-term incentive plan annual equity award with a target value of $1,800,000, expected to be made in May 2021 concurrent with long-term incentive plan annual equity awards to the Company’s other executive officers.

There is no arrangement or understanding between Mr. Puckett and any other person pursuant to which Mr. Puckett was appointed. There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Puckett and any of the Company’s executive officers or directors or persons nominated or chosen to become a director or executive officer. There are no transactions in which Mr. Puckett has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Roe’s retirement, the Company will pay him a one-time, lump-sum amount of $575,000, less applicable withholdings and deductions, within 30 days after the Effective Date.

Item 7.01  Regulation FD Disclosure.

A copy of the Company’s press release, dated April 22, 2021, relating to the matters described above is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.          Description

    99.1                  V.F. Corporation press release dated April 22, 2021

    104                    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V.F. CORPORATION

By:	/s/ Laura C. Meagher
Name: Laura C. Meagher
Title: Executive Vice President, General Counsel & Secretary

Date: April 22, 2021